Exhibit 10.15

amendMENT No. 1

to THE

SPONSOR SUPPORT AGREEMENT

______________

This AMENDMENT NO. 1 (this “Amendment”), dated as of September 2, 2026, amends the Sponsor Support Agreement, dated as of July 2, 2025 (as amended and including all exhibits and schedules thereto, the “Sponsor Support Agreement”), by and among (i) Crown PropTech Acquisitions (“SPAC”), (ii) CIIG Management III LLC, a Delaware limited liability company (“Sponsor”), (iii) the undersigned investors in SPAC (the “Investors”, and together with Sponsor, the “SPAC Holders”), (iv) Lancaster Exploration Limited, a company incorporated under the laws of the British Virgin Islands (“Lancaster BVI”, and from and after the Closing, “PubCo”), (v)  Mkango Polska s.p. Z.o.o., a company organized under the laws of Poland (“MKA Poland”), (vi) Mkango ServiceCo UK Limited, a company organized under the laws of England (“Mkango ServiceCo”), and (vii) MKA Exploration Limited, a company incorporated under the laws of the British Virgin Islands (“MKA BVI”, and together with Lancaster BVI, MKA Poland and Mkango ServiceCo, the “Companies” and, each, a “Company”). Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Sponsor Support Agreement.

WHEREAS, Section 13 of the Sponsor Support Agreement provides for the amendment of the Sponsor Support Agreement to only be effective by execution of a written instrument signed by SPAC, Lancaster BVI (or, following the Closing, PubCo) and the Sponsor Escrow Shares Holders who hold at least a majority of the Sponsor Escrow Shares at the time in question.

WHEREAS, SPAC, Lancaster BVI and Sponsor, as holder of a majority of the Sponsor Escrow Shares, desire to amend the Sponsor Support Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, SPAC, Lancaster BVI and Sponsor hereby agree as follows:

ARTICLE I

AMENDMENT TO THE SPONSOR SUPPORT AGREEMENT

1. Name Change. The Sponsor Support Agreement is hereby amended to reflect a name change, effective as of November 26, 2025, of Lancaster Exploration Limited to Mkango Rare Earths Limited, and the defined term “Lancaster BVI” is hereby replaced in all instances with “Mkango BVI.”

2. Companies. The Sponsor Support Agreement is hereby amended so that all references to (i) Mkango ServiceCo UK Limited and the defined term “Mkango ServiceCo”, and (ii) MKA Exploration Limited and the defined term “MKA BVI”, are in all instances removed. For the avoidance of doubt, neither Mkango ServiceCo UK Limited nor MKA Exploration Limited shall be considered a party to or a “Company” under the Sponsor Support Agreement and a “Company” or the “Companies” under the Sponsor Support Agreement shall refer to Mkango BVI and MKA Poland.

3. Sponsor SPAC Shares.

a.	Section 5(a). Section 5(a) is hereby amended and restated in its entirety to read as follows:

(a)	A portion of the PubCo Ordinary Shares issued to Sponsor in accordance with Section 2.6(c) of the BCA with respect to the Founder Shares held by Sponsor, not including Founder Shares ~~previously~~ now or hereafter subject to non-redemption agreements (all Founder Shares held by Sponsor, the “Sponsor SPAC Shares”, and all PubCo Ordinary shares issued with respect to the Sponsor SPAC Shares, the “Sponsor PubCo Shares”), may be placed into escrow at Closing (such PubCo Ordinary shares, the “Sponsor Escrow Shares”) in accordance with the following:

b.	Signature Page. The note indicated by an asterisk on Sponsor’s signature page as Sponsor Escrow Shares Holder is hereby amended and restated in its entirety to read as follows:

*Includes all ~~2,194,987~~ Founder Shares that are subject to Non-Redemption Agreements~~, accordingly 3,467,013 Founder Shares qualify as Sponsor SPAC Shares subject to Section 5 hereof~~.

4. Termination. Section 15 is hereby amended and restated in its entirety to read as follows:

15. Termination. This Agreement shall automatically terminate on the earliest of: (a) the valid termination of the BCA (in which case this Agreement shall be of no force and effect), ~~and~~ (b) the mutual written agreement of the parties hereof, and (c) the Closing, if the amount of Available Gross SPAC Cash as of immediately prior to the Closing is equal to or greater than $10,000,000; provided, that no such termination shall relieve any party hereto from any liability resulting from its pre-termination breach of this Agreement.

ARTICLE II

MISCELLANEOUS

5. Representations and Warranties. Each of the parties hereby represents and warrants to the other parties that (a) such party has all necessary power and authority to execute and deliver this Amendment, (b) the execution and delivery of this Amendment have been duly authorized and approved, (c) no other entity or governing body action on the part of such party is necessary to authorize the execution and delivery by such party of this Amendment; and (d) this Amendment has been duly executed and delivered by such party and, assuming due authorization, execution and delivery of this Amendment by the other parties hereto, constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency, moratorium, or other similar Laws relating to creditors’ rights and general principles of equity.

6. No Further Amendment. Except as expressly amended hereby, the Sponsor Support Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Sponsor Support Agreement or any of the documents referred to therein.

7. Effect of Amendment. This Amendment shall form a part of the Sponsor Support Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Signatories, any reference to the Sponsor Support Agreement shall be deemed a reference to the Sponsor Support Agreement as amended hereby.

8. Governing Law. This Amendment, and any claim or cause of action hereunder based upon, arising out of or related to this Amendment (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Amendment, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

9. Severability. This Amendment shall be severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

10. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Amendment by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, SPAC, Mkango BVI and Sponsor have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPAC:

CROWN PROPTECH ACQUISITIONS

By:	/s/ Michael Minnick
	Name:	Michael Minnick
	Title:	Chief Executive Officer

Sponsor:

CIIG MANAGEMENT III LLC

By:	/s/ Michael Minnick
	Name:	Michael Minnick
	Title:	Managing Member

IN WITNESS WHEREOF, SPAC, Mkango BVI and Sponsor have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

Mkango BVI:

Mkango Rare Earths Limited

By:	/s/ Alexander Mark Lemon
	Name:	Alexander Mark Lemon
	Title:	Authorized Signatory